EXHIBIT 16.1










May 10, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Fi-Tek VII, Inc.
          File number 0-27471

Gentlemen:

We have read the statements that we understand Fi-Tek VII, Inc. will include under Item 4 of the Form 8-K it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with the other statements made under Item 4.


Very truly yours,


/s/ Comiskey & Company


Comiskey & Company, P.C.